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                                                                  Exhibit 10.35


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), made this 14th day of October, 1999, is entered into by Millennium Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 75 Sidney Street, Cambridge, MA 02139 (the "Company"), and Christopher K. Mirabelli, residing at 6 Pine Street, Dover, MA 02038 (the "Executive").

         The Company desires to employ the Executive, and the Executive desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Closing Date (as defined in Agreement and Plan of Merger (the "Merger Agreement") among the Company, ANM, Inc., and Leukosite, Inc., a Delaware corporation) and ending on the date that is three years after the Closing Date, unless sooner terminated in accordance with the provisions of Section 4 (such period, the "Employment Period"). Notwithstanding anything in this Agreement to the contrary, in the event of the termination of the Merger Agreement for any reason, this Agreement shall simultaneously terminate and be of no further force or effect, and neither party shall have any liability to the other.

         2. TITLE; CAPACITY. The Executive shall serve in such position as the Company or its Board of Directors (the "Board") and the Executive may determine from time to time. The Executive shall be based at the Company's headquarters in Cambridge, Massachusetts, or such place or places in the greater Boston, Massachusetts area as the Board shall determine. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to the Executive by, the Board or the Chief Executive Officer of the Company.

         The Executive hereby accepts such employment and agrees to undertake such duties and responsibilities as the Board or its designee shall from time to time reasonably assign to the Executive. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

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         3. COMPENSATION AND BENEFITS.

                  3.1 SALARY. The Company shall pay the Executive, in periodic installments in accordance with the Company's customary payroll practices, salary at the annual rate of $287,179 or such greater amount as the Board or any compensation committee of the Board (the "Compensation Committee") may from time to time determine. The Executive's salary will be reviewed by the Board or the Compensation Committee on an annual basis.

                  3.2 BONUS. The Employee shall be eligible to participate in such annual cash bonus programs as may be established from time to time for its senior executives, on terms similar to those applicable to other senior executives.

                  3.3 FRINGE BENEFITS. The Executive shall be entitled to participate in all benefit programs, if any, that the Company establishes and makes available to its employees or senior executives, to the extent that Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate.

                  3.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

                  3.5 WITHHOLDING. All salary, bonus and other compensation payable to the Executive shall be subject to applicable withholding taxes.

                  3.6 CERTAIN COMPANY OPTIONS. Twenty-five percent of any options to purchase Company common stock granted to the Executive by the Company between the Closing Date and the first anniversary of the Closing Date shall become exercisable on the first anniversary of the Closing Date if (i) the Executive has completed at least one consecutive year of employment with the Company after the Closing Date or (ii) the Executive has completed at least six consecutive months of employment with the Company after the Closing Date and the Executive has complied with his obligations under Section 5.1(b)(ii) and Sections 6 and 7 during the six-month period commencing on the date of such termination.

                  3.7 CERTAIN TAX GROSS-UP PAYMENTS.

                  (a) The Company shall, within 30 days after each date on which the Executive becomes entitled to receive (whether or not then due) a Contingent Compensation Payment, determine in good faith and deliver to the Executive its calculations (the "Gross-Up Payment Calculations"), with reasonable detail regarding the basis for its determinations, as to (i) which of the payments or benefits due to the

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Executive (under this Agreement or otherwise) constitute
Contingent Compensation Payments, (ii) the amount, if any, of Excise Tax payable by the Executive relating to such Contingent Compensation Payment and (iii) the amount of the Gross-Up Payment (as defined below) due to the Executive with respect to such Contingent Compensation Payment. The Executive shall have a reasonable opportunity to review and discuss with the Company the Gross-Up Payment Calculations, and in the event the Executive does not approve of such calculations, the parties shall cooperate in good faith to reach agreement. If such disagreement is not resolved within a 60-day period following the delivery by the Company to the Executive of its Gross-Up Payment Calculations, such dispute shall, at the request of either party, be settled exclusively and expeditiously by the Company's independent auditors (which must be a "Big Five" firm). Judgment may be entered on the independent auditor's determination in any court having jurisdiction. On the later to occur of (A) 90 days after the due date of each Contingent Compensation Payment to the Executive (or, if earlier, the due date for payment of the Excise Tax relating to such Contingent Compensation Payment), or (B) five days following the date the Company and the Executive reach agreement (or the date of the arbitrator's determination) on the amount of the Gross-Up Payment with respect to such Contingent Compensation Payment, the Company shall pay to the Executive, in cash, the Gross-Up Payment with respect to such Contingent Compensation Payment. Notwithstanding the foregoing, as a condition to the obligation of the Company to pay any Gross-Up Payments, the Executive shall be required to take such actions without substantial incremental expense to the Executive which the Company may suggest and as to which the Executive may agree (not to be unreasonably withheld) as being appropriate to minimize or avoid any liability for Excise Taxes on any of the Contingent Compensation Payments to be made to the Executive. Without limiting the foregoing, the Company and the Executive shall discuss in good faith the following actions by the Executive: (i) exercising during 1999 all non-statutory stock options currently held by the Executive which will be vested on or prior to December 31, 1999 (or such lesser number of options as is determined by the Company to be necessary to eliminate any liability for the Excise Tax on any such Contingent Compensation Payment; and (ii) using other reasonable efforts to increase his 1999 taxable income so as to minimize or avoid the application of the Excise Tax on the Contingent Compensation Payments, including, at the request of the Company, requesting Leukosite, Inc. to accelerate such additional number of unvested non-statutory options prior to December 31, 1999 as the Company may request and exercising during 1999 any such options so accelerated.

                  (b) For purposes of this Section 3.7, the following terms shall have the following respective meanings:

                           (i) "Contingent Compensation Payment" shall mean any
payment to the Executive, regardless of whether payable under this Agreement, which



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relative to Leukosite, Inc. is or may be a "parachute payment" within the meaning of Section 280G(b)(2)(A) of the Code (Determined without reference to the threshold of Section 280G(b)(2)(A)(ii) of the Code).

                           (ii) "Gross-Up Payment" shall mean an amount equal to
the sum of (i) the amount of the Excise Tax payable with respect to a Contingent Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Executive (including the Excise Taxes, state and federal income and employment taxes and all applicable withholding taxes) attributable to the receipt of such Gross-Up Payment. For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

                           (iii) "Excise Tax" shall mean the excise tax payable
pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

         4. TERMINATION OF EMPLOYMENT PERIOD. The employment of the Executive by the Company pursuant to this Agreement (but not any consulting services that the Executive may be required to render pursuant to Section 5.1(b)(ii) hereof) shall terminate upon the occurrence of any of the following:

                  4.1 At the election of the Company, for Cause (as defined below), immediately upon written notice by the Company to the Executive (unless such Cause is capable of being cured, in which case 15 days following the date of such written notice if such Cause has not been cured by such time), which notice shall identify the Cause upon which the termination is based. Notwithstanding the foregoing, the Company shall not terminate the Executive's employment for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Executive was guilty of the conduct enumerated in any of clauses (i) through
(iii) below under the definition of Cause and specifying the particulars thereof in detail. For the purposes of this Section 4.1, "Cause" shall mean (i) the Executive has failed to perform his reasonably assigned duties for the Company and has failed to remedy such failure within 10 days following written notice from the Company to the Executive notifying him of such failure, (ii) the Executive has engaged in dishonesty, gross negligence or willful misconduct in a manner which is detrimental to the Company, or (iii) the conviction of the Executive of, or the entry of a pleading of guilty



                                       4
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or nolo contendere by the Executive to, any crime involving moral turpitude or any felony;

                  4.2 Upon the death or disability of the Executive. As used in this Agreement, the term "disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during the Employment Period to perform the services contemplated under this Agreement, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, PROVIDED THAT if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

                  4.3 At the election of the Company, without Cause, following 30 days' prior written notice by the Company to the Executive; or

                  4.4 At the election of the Executive, following 30 days' prior written notice by the Executive to the Company.

         5. EFFECT OF TERMINATION.

                  5.1 PAYMENTS UPON TERMINATION.

                  (a) In the event the Executive's employment is terminated pursuant to Section 4, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

                  (b) In the event the Executive's employment is terminated during the Employment Period (i) by the Company, without Cause, (ii) by the Executive after the Executive has completed at least six consecutive months of employment with the Company after the Closing Date, (iii) by the Executive for Good Reason (as defined below) prior to the completion by the Executive of at least six consecutive months of employment with the Company after the Closing Date, or (iv) as a result of the Executive's death or disability:

                           (i) the Company shall continue to pay to the
Executive his salary pursuant to Section 3.1 above as in effect on the date of termination and continue to provide to the Executive the other benefits owed to him under Section 3.3 (to the extent such benefits can be provided to non-employees) until, in each such case, the date 18 months after the date of termination. In addition, the Company shall pay to the Executive in a lump sum upon the date of termination an amount equal to six months' salary pursuant to
Section 3.1 above; and


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                           (ii) as partial consideration for the Company's
agreements in Section 5.1(b)(i), the Executive shall, at the Company's request, provide the Company with two days of consulting services per month during the six-month period commencing on the date of such termination of employment. The Executive shall perform such consulting services at such reasonable times and places as shall be designated by the Company upon reasonable prior notice to the Executive. The Company shall promptly reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in performing such consulting services. For purposes of this Agreement, the term "Good Reason" shall mean any of the following:

                           (A) the assignment to the Executive of any duties
                  inconsistent with the Executive's status as a senior executive officer of the Company;

                           (B) a reduction by the Company in the Executive's
                  annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                           (C) the Company's requiring the Executive to be based
                  anywhere other than the Boston Metropolitan Area;

                           (D) the failure by the Company, without the
                  Executive's consent, to pay to the Executive any portion of the Executive's compensation within fourteen days of the date such compensation is due; or

                           (E) any purported termination of the Executive's
                  employment which is not effected pursuant to, and in accordance with, the provisions of Section 4 hereof.

                  5.2 NO DUTY TO MITIGATE DAMAGES. The Executive shall not be required to mitigate the amount of any payment or benefit to which he may be entitled pursuant to this Agreement following the termination of the Executive's employment hereunder, whether by seeking other employment or otherwise, and the amount of any such payment or benefit shall not be reduced, in whole or in part, by the amount of any compensation or benefit earned by the Executive from any endeavor (including other employment) following such termination.


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                  5.3 DEATH OR INCOMPETENCE. In the event that the Executive shall die or shall become incompetent, any and all payments that the Company shall be required to make to the Executive pursuant to this Agreement shall be made to the executors, administrators, legal representatives or heirs, as the case may be, of the Executive.

                  5.4 RESIGNATION OF BOARD SEAT. The Executive agrees to resign as a member of the Board of Directors of the Company immediately upon, and effective with, the termination or cessation of his employment by the Company for any reason, and the Company shall have no obligation to make any payments to the Executive under this Section 5 until the Executive shall have so resigned as a member of the Board (and any payments otherwise due during the period the Executive remains as a member of the Board of Directors shall be forfeited).

                  5.5 SURVIVAL. The provisions of Sections 5, 6, 7 and 9 shall survive the termination of this Agreement.

         6.       NON-SOLICITATION.

                  6.1 RESTRICTED ACTIVITIES. While the Executive is employed by the Company and for a period of two years after the termination or cessation of such employment for any reason, the Executive will not directly or indirectly, either alone or in association with others, (i) solicit, or permit any organization directly or indirectly controlled by the Executive to solicit, any Executive of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Executive to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the term of the Employee's employment with the Company or service as a consultant to the Company pursuant to Section 5.1(b)(ii); PROVIDED, that this clause (ii) shall not apply to any individual whose employment with the Company has been terminated for a period of six months or longer.

                  6.2 EXTENSION. If the Executive violates the provisions of
Section 6.1, the Executive shall continue to be bound by the restrictions set forth in Section 6.1 until a period of two years has expired without any violation of such provisions.

                  6.3 INTERPRETATION. If any restriction set forth in this
Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. For purposes of this Section 6 and Section 7, the Company shall include all subsidiaries and other affiliates of the Company.


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                  6.4 EQUITABLE REMEDIES. The restrictions contained in this
Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

         7. PROPRIETARY INFORMATION AND DEVELOPMENTS.

                  7.1 PROPRIETARY INFORMATION.

                  (a) The Executive agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Executive will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an Executive of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

                  (b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Executive shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Executive shall not retain any such materials or copies thereof or any such tangible property.

                  (c) The Executive agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and
(b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers


                                       8
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of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive.

                  7.2 DEVELOPMENTS.

                  (a) The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company or service as a consultant to the Company pursuant to Section 5.1(b)(ii), whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                  (b) The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph (b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Executive not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Executive understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an Executive agreement to assign certain classes of inventions made by an employee, this paragraph (b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Executive also hereby waives all claims to moral rights in any Developments.

                  (c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Executive on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Executive hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such



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papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

                  7.3. UNITED STATES GOVERNMENT OBLIGATIONS. The Executive acknowledges that the Company from time to time may have agreements with other parties or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Executive agrees to be bound by all such obligations and restrictions which are made known to the Executive and to take all appropriate action necessary to discharge the obligations of the Company under such agreements.

                  7.4 EQUITABLE REMEDIES. The restrictions contained in this
Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 7 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 7.

         8. OTHER AGREEMENTS. The Executive represents that his performance of all the terms of this Agreement and the performance of his duties as an Executive of the Company do not and will not breach any agreement with any prior employer or other party to which the Executive is a party (including without limitation any nondisclosure or non-competition agreement).

         9. MISCELLANEOUS.

                  9.1 NOTICES. Any notice delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth on the signature page hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 9.1.

                  9.2 PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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                  9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

                  9.4 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

                  9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  9.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be delegated by him. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company is required to perform it.

                  9.7 WAIVERS. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  9.8 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  9.9 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                  9.10 INDEMNIFICATION. The Company shall indemnify and hold harmless the Executive against all loss, cost, liability and expense arising out of or relating to the Executive's service to the Company and all of its subsidiaries and affiliates, whether as an officer, director, employee, fiduciary of any employee benefit plan or otherwise, to the fullest extent permitted by law and to the fullest extent provided in the Certificate of Incorporation and By-Laws of the Company on the date hereof.

                  9.11 SETTLEMENT OF DISPUTES; ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by


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arbitration in Boston, Massachusetts, in accordance with the rules of the
American Arbitration Association then in effect. Judgment may be entered on the arbitrator' s award in any court having jurisdiction.

                  9.12 ATTORNEYS' FEES. The non-prevailing party shall pay all of the reasonable legal fees and expenses of the prevailing party's counsel in connection with any contest or dispute regarding the nature of any termination of the Executive's employment or in seeking to obtain or enforce any right or benefit provided by this Agreement.

     THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                MILLENNIUM PHARMACEUTICALS, INC.

                                By: /s/ MARK LEVIN
                                   ----------------------------------

                                Title:_______________________________

                                Address:   75 Sidney Street
                                           Cambridge, MA  02139

                                EXECUTIVE

                                /s/ CHRISTOPHER K. MIRABELLI
                                ----------------------------------
                                Christopher K. Mirabelli

                                Address:   ____________________________

                                           ____________________________

                                           ____________________________

                                 FIRST AMENDMENT

                                       TO

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Amendment"), made this 21st day of December, 1999, is entered into by and between Millennium Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 75 Sidney Street, Cambridge, MA 02139 (the "Company"), and Christopher K. Mirabelli, residing at 6 Pine Street, Dover, MA 02038 (the "Executive") and amends that certain Executive Employment Agreement, dated as of October 14, 1999 (the "Original Agreement"), by and between the Company and the Executive. Capitalized terms used herein without definition shall have the meaning for such terms as set forth in the Original Agreement.

         WHEREAS, the Company and the Executive previously entered into the Original Agreement with respect to prospective employment arrangements between the Executive and the Company;

         WHEREAS, according to the terms of the Original Agreement, the Executive agreed to discuss in good faith with the Company the following actions in connection with minimizing or avoiding liability for Excise Taxes on the Contingent Compensation Payments to be made to the Executive: (i) exercising during 1999 all non-statutory stock options currently held by the Executive which will be vested on or prior to December 31, 1999; and (ii) using other reasonable efforts to increase the Executive's taxable income, including the acceleration of additional unvested non-statutory options prior to December 31, 1999 and exercising any such options so accelerated;

         WHEREAS, the consummation of the proposed merger between LeukoSite, Inc. ("LeukoSite") and ANM, Inc., a wholly-owned subsidiary of the Company, which is to occur (subject to LeukoSite stockholder approval) on or around December 22, 1999 renders obsolete the utility of the actions set forth in the preceding paragraph; and

         WHEREAS, the Executive is nevertheless willing to undertake certain other actions to minimize or avoid liability for Excise Taxes on the Contingent Compensation Payments to be made to the Executive for which the Company would otherwise be responsible under the Original Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:

         1. The last sentence of Section 3.7(a) is hereby deleted in its entirety and replaced with the following sentence:

                  "Without limiting the foregoing, the Company and the Executive, after having discussed matters in good faith, hereby agree that the Executive shall (i) consent to the amendment of Section 16 of the LeukoSite 1993 Stock Option Plan, as amended, in or substantially in the form attached hereto (as amended, the "Plan") and (ii) waive full and immediate acceleration rights as to some or all of his Excess ISO Shares (as defined in the Plan) if the Executive is a Restricted ISO Optionee (as defined in the Plan), which Excess ISO Shares shall become exercisable as provided for in the Plan."

         2. Section 9.10 is hereby amended and restated in its entirety as follows:

                  "9.10 INDEMNIFICATION. The Company shall indemnify and hold harmless the Executive against: (a) all loss, cost, liability and expense arising out of or relating to the Executive's service to the Company and all of its subsidiaries and affiliates, whether as an officer, director, employee, fiduciary of any employee benefit plan or otherwise, to the fullest extent permitted by law and to the fullest extent provided in the Certificate of Incorporation and By-Laws of the Company on the date hereof; and (b) any Excise Taxes (on an after-tax basis, including any Excise Tax and state and federal income and employment taxes, computed on a basis comparable to a Gross-Up Payment, and all interest, additions and penalties thereon) arising out of the Executive's entitlement to or receipt of Contingent Compensation Payments as the same may be finally determined; provided, however, that in the event of either clause (a) or (b), the Employee shall have no right to settle any claims, or make any payments, to any third parties (including, without limitation, the Internal Revenue Service) for which the Company is liable hereunder without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), and the Company shall have the right to control any proceedings brought by or against any third party to the extent related to matters with respect to which the Company would have liability hereunder."

         3. Except as expressly provided in this Amendment, all of the terms and provisions of the Original Agreement shall remain in full force and effect and all references to the Original Agreement shall hereinafter be deemed to be references to the Original Agreement as amended by this Amendment.

         4. This Amendment may be executed in counterparts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                     [REST OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

                                            MILLENNIUM PHARMACEUTICALS, INC.

                                            By:  /s/ JOHN B. DOUGLAS III
                                               -------------------------------


                                            Name:

                                            Title:

                                            EXECUTIVE

                                                  /s/ CHRISTOPHER K. MIRABELLI
                                            ----------------------------------
                                                Christopher K. Mirabelli